                                                                       Ex-10.15
                                            Excluded Business Co-Pack Agreement


                       EXCLUDED BUSINESS CO-PACK AGREEMENT

            THIS EXCLUDED BUSINESS CO-PACK AGREEMENT (this "Agreement"), dated as of July 1, 1997, by and between KRAFT FOODS, INC., a Delaware corporation ("Buyer"), and Aurora Foods Inc. (formerly MBW Foods Inc.), a Delaware corporation ("Co-Packer");

                              W I T N E S S E T H:

            WHEREAS, Co-Packer has purchased the LOG CABIN(R), COUNTRY KITCHEN(R) and WIGWAM(R) syrup business (the "Business") and certain equipment (the "Equipment") of Buyer pursuant to that certain Asset Purchase Agreement, dated as of May 7, 1997, by and between Co-Packer and Buyer (the "Asset Purchase Agreement");

            WHEREAS, Buyer wishes to engage Co-Packer for the purpose of manufacturing, processing and packaging the syrup products listed on Exhibit A attached hereto (the "Product"), utilizing the Equipment owned by Co-Packer in order to enable Buyer to continue (i) to supply such Product to Alliant Foodservice ("Alliant") pursuant to the Distribution Agreement, dated as of February 13, 1995, by and among Buyer, Alliant and CDRF Acquisition Corporation (the "Distribution Agreement") and (ii) to export Product to Mexico;

            NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.    Product and Its Manufacture/Packaging

      1.1 Subject to and on the terms and conditions hereof, Co-Packer shall supply the Product to Buyer.

      1.2 Subject to and on the terms and conditions hereof, Co-Packer (or one or more third-party co-packers retained by Co-Packer) shall manufacture and process the Product in accordance with the formulas, raw and packaging material specifications and finished product standards, the equipment and the manufacturing practices (collectively, the "Specifications") used by Buyer in manufacturing the Product as of the date of the Asset Purchase Agreement. Subject to Co-Packer's approval (which shall not be unreasonably withheld), the Specifications may be changed by Buyer from time to time on ninety (90) days' prior written notice; provided, however, that Co-Packer and Buyer shall mutually agree upon a schedule for any such Specifications change to minimize the incremental costs resulting from such change; and further provided, however, that (i) Buyer shall pay for any necessary administrative or technical support services relating to the implementation of any such change to the Specifications and shall promptly reimburse Co-Packer for any and all expenses and costs associated with or arising out of any such change in the Specifications (including the write-off of any stock of raw and packaging materials (including labels) and work-in-process and any start-up costs), (ii) Buyer shall pay for and provide any new equipment necessary to produce Product with such changed Specifications and (iii) the prices (and all components thereof) charged for the Product may be adjusted by Co-Packer (on a retroactive basis to the date of such Specifications change) to reflect incremental costs resulting from any such change in the Specifications. Co-Packer shall notify Buyer in writing of any such price changes.

      1.3 All packaging (including labels) for the Product shall have been approved by Buyer prior to use; provided, however, that the types and designs of the stock of packaging existing as of the date of this Agreement shall be deemed approved. Buyer hereby grants to Co-Packer the right and license to use Buyer's trademarks relating to the Product solely for the purpose of performing services under this Agreement during the term hereof. Co-Packer shall not use packaging materials for the Product for any purpose other than the exercise of its rights and performance of its obligations pursuant to this Agreement.

      1.4 Co-Packer shall replace without charge any Product not complying with the Specifications or having any defects in manufacturing or packaging demonstrated to have existed at the time of shipment to Buyer ("Defective Product"); provided that Buyer gives Co-Packer reasonably prompt written notice upon discovery of any Defective Product; and provided, further, however, that Buyer shall bear any losses due to Defective Product or otherwise unsaleable Product attributable in any respect to the Specifications relating thereto (including any change to the Specifications pursuant to Section 1.2 hereof).

      1.5 Co-Packer shall purchase all raw and packaging materials used for the Product, and Co-Packer shall retain title thereto until title to finished Product has passed to Buyer pursuant to Section 4.3 hereof. In the event Buyer desires to supply any raw or packaging materials to Co-Packer, Buyer shall make a written proposal to Co-Packer (which proposal shall describe the method of procurement of such materials by Co-Packer), and if Co-Packer's computer systems permit Co-Packer to procure such materials on a basis which does not unreasonably interfere with the manner in which it procures other raw and packaging materials or the manner in which it performs its other duties under this Agreement or the Transition Services Agreement (e.g., invoicing, shipping, etc.), Co-Packer shall reasonably cooperate with Buyer to implement Buyer's proposal. If Buyer's proposal is implemented, the raw material costs and/or packaging material costs shall be reduced for any Product using such materials supplied by Buyer by the cost of such materials so supplied, and Buyer shall be responsible for any additional costs (or additional yield losses) incurred by Co-Packer as a result of using such materials supplied by Buyer.

      1.6 Yield losses, on a monthly basis, for raw materials shall be maintained by Co-Packer at or below historical levels (calculated by averaging Co-Packer's monthly loss allowances for such raw materials during the twelve-month period immediately preceding the date of this Agreement or, if Co-Packer is using the services of a third party co-packer, by averaging such third party-co-packer's monthly loss allowances for such raw materials during the twelve-month period immediately preceding the date of this Agreement), except to the extent changes in Specifications result in higher levels.

2.    [Intentionally Omitted.]

3.    Estimates, Orders and Volume Requirements

      3.1 Buyer shall, on a monthly basis, provide a rolling 13-week production requirements forecast (each, a "Forecast") by SKU and distribution center. Buyer shall be responsible for all the Product produced by Co-Packer in reasonable reliance on each Forecast. Buyer shall place firm orders for the Product for no less than a minimum run quantity to be reasonably agreed upon between Buyer and Co-Packer with respect to Product under the Distribution Agreement (but not with respect to exports to Mexico), and orders for less than such minimum run quantity shall be treated by Co-Packer as orders for such minimum run quantity. Exceptions to minimum run quantities shall be made only by mutual consent in writing between Buyer and Co-Packer, and Buyer shall bear all incremental costs associated with such exceptions to minimum run quantities. Buyer shall, in accordance with Section 6.3 hereof, bear the cost of any unused raw materials and packaging materials procured by Co-Packer in reliance on the Forecast in the event that Buyer's firm orders for specific Product are lower than the Forecast for such Product. Buyer shall provide Co-Packer reasonable notice of any increases in any Forecast due to any material increase in demand and shall bear the incremental costs resulting from any increase in production to meet such demand. To the extent such increases in Forecasts exceed Co-Packer's manufacturing capacity and/or raw or packaging material availability, Buyer and Co-Packer shall mutually agree upon product scheduling deliver priority customer orders.

      3.2 In the event of any failure by Co-Packer timely to deliver the Product to Buyer in the quantities set forth in any Order or in compliance with the Specifications, Buyer shall use all commercially reasonable efforts to mitigate or eliminate any adverse impact to Buyer resulting from such failure, and Co-Packer shall use all commercially reasonable efforts to resume full performance of its obligations hereunder as soon as practicable following the onset of the events or circumstances giving rise to such failure.

4.    Storage and Handling, Redistribution and Delivery

      4.1   [Intentionally omitted.]

      4.2 Co-Packer shall load and ship the Product, with appropriate shipping documents, to such delivery point (e.g., Buyer distribution centers or other final destination) and in such quantities as may be designated by Buyer in its Order for such Product. Co-Packer shall bear all responsibility for selecting the carrier, including the scheduling of pickups and negotiating of freight rates. The cost of such transportation services for Product, including, as applicable, the cost of transporting Product from the Facility at which such Product was produced to a distribution center determined by Co-Packer, between distribution centers and to Buyer's customers (collectively, "Freight Costs"), shall be charged to Buyer (i) where actual cost information is available, at Co-Packer's actual cost for such services or (ii) where actual cost information is not available, on an allocated basis consistent with Co-Packer's past custom and practice of allocating such costs. Co-Packer shall not provide any storage, handling or distribution services with respect to any products manufactured by Buyer or third parties.

      4.3 Co-Packer shall deliver the Product at the loading dock of the facility at which such Product was produced, F.O.B. dock of production, and title to and risk of loss with respect to the Product shall pass to Buyer upon such delivery.

5.    Price and Payment

      5.1 In the event Co-Packer manufactures the Product itself (as opposed to retaining a third-party co-packer to manufacture such Product), Buyer shall pay Co-Packer for its fully allocated costs to manufacture such Product, without margin, subject to adjustment by Co-Packer from time to time as described below, provided that Co-Packer shall be entitled to a five (5) percent markup on Product manufactured by Co-Packer under this Agreement for export to Mexico. Such costs shall include the following components: (i) raw material costs, (ii) packaging costs, (iii) manufacturing variable, labor and expense costs and (iv) variable warehousing costs. In the event a third-party co-packer manufactures the Product on behalf of Co-Packer, Buyer shall pay Co-Packer the amounts invoiced to Co-Packer by such third-party co-packer for such Product (which invoice shall reflect prices determined in substantially the same manner and on substantially the same basis that prices for similar products manufactured for Co-Packer by such third-party co-packer are determined), plus a fee to administer such third party co-packing arrangement, but not including any carrying charges or margin for the account of Co-Packer. Buyer shall also reimburse Co-Packer for all Freight Costs.

      5.2 With respect to Product manufactured by Co-Packer itself (as opposed to a third-party co-packer retained by Co-Packer), prices charged for Product shall be retroactively adjusted by Co-Packer from time to time to reflect the actual raw material costs and packaging costs for such Product. An appropriate payment shall be made to compensate for any such variance, either by Buyer to Co-Packer or by Co-Packer to Buyer, as the case may be, within thirty (30) days of the notification of cost changes given by Co-Packer pursuant to the following sentence. Co-Packer shall notify Buyer in writing of all such cost changes on Buyer's invoice. Upon Buyer's request, Co-Packer shall provide to Buyer in writing a reasonable explanation of any Raw Material Cost and Packaging Cost changes that resulted in the price change; provided that Co-Packer shall not be required to describe specific prices for Raw Material Costs and Packaging Costs where such prices are subject to confidentiality agreements with third parties.

      5.3 With respect to Product manufactured by Co-Packer itself (as opposed to a third-party co-packer retained by Co-Packer), adjustments to Co-Packer's manufacturing variable, labor and expense costs and variable warehousing costs (collectively, "Conversion Costs" (it being understood that such Conversion Costs shall consist of the same cost components as those included in the definition of "Conversion Costs" included in the Transitional Co-Pack Agreement (as defined in the Asset Purchase Agreement)) shall be effective as of such time as any actual increases in Conversion Costs occurred. Upon such adjustment, an appropriate payment shall be made by Buyer to Co-Packer to compensate for such variance within thirty (30) days of the notification of cost changes given by Co-Packer pursuant to the following sentence. Co-Packer shall notify Buyer in writing of all such Conversion Cost changes. All such written notices shall contain a reasonable explanation of the Conversion Cost change that resulted in the price change.

      5.4 Buyer shall pay any amounts that are required to be paid to Co-Packer's pallet provider in connection with the provision of pallet services hereunder, and any amounts that are required to be paid to such pallet provider to obtain the consent of such pallet provider to provide any such pallet services hereunder. Subject to the immediately preceding sentence, Co-Packer shall use reasonable efforts to obtain any consents that may be required from such pallet provider in order to obtain any such pallet services.

      5.5 Co-Packer shall invoice Buyer on a monthly basis for all shipments of the Products made for such month, indicating on such invoice (i) a description of all Products shipped, (ii) the quantity of Products shipped and (iii) the total price for such Products. Notwithstanding the time at which title to and risk of loss for the Product passes to Buyer pursuant to Section 4.3 hereof, Buyer shall make payment to Co-Packer within thirty (30) days following the date of such invoice.

      5.6 Buyer's obligation to make payments to Co-Packer under this Agreement shall not be subject to offset or reduction by reason of any amounts alleged to be owing from Co-Packer to Buyer, whether pursuant to the Asset Purchase Agreement or otherwise.

6.    Term and Termination

      6.1 The term of this Agreement shall commence on the date on which any Equipment has been moved from a facility of Buyer and begins operating at a facility of Co-Packer or of a third-party co-packer retained by Co-Packer, and shall expire on February 13, 2000, unless terminated earlier in accordance with the provisions of this Section 6 or by Buyer upon 60 days' prior written notice to Co-Packer; provided that Co-Packer shall not be required without its consent to manufacture Product under this Agreement for export to Mexico after December 31, 1998.

      6.2 Either party may immediately terminate this Agreement if a Default (as defined below) by the other party has occurred and is continuing by giving written notice thereof to the defaulting party. The term "Default" shall mean any of the following:

            (i) failure by a party to comply with or to perform any material provision or condition of this Agreement for ten (10) days after written notice thereof to such party; or

            (ii) a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to a suit for appointment of a receiver; or is dissolved or liquidated; or

            (iii) any warranty made in this Agreement is breached, false, or misleading in any material respect.

      In the event of such termination, the non-defaulting party shall be entitled to pursue any remedy provided in law or equity, including injunctive relief and the right to recover any damages it may have suffered by reason of such Default.

      6.3 Upon termination or expiration of this Agreement, Buyer shall purchase from Co-Packer any and all raw materials, packaging materials (including labels) and work-in-process held by Co-Packer for use in production of Product and all finished goods then held by Co-Packer at Co-Packer's costs therefor. Co-Packer shall submit an invoice to Buyer for the costs of such materials (which invoice shall be accompanied by the invoices or vouchers for such costs) and finished goods, which Buyer shall pay within thirty (30) days of receipt.

      6.4 Upon termination or expiration of this Agreement, all rights, obligations, and causes of action accruing hereunder prior to such termination shall survive and the provisions of this Agreement shall continue to be controlling for the purpose of determining the rights of the parties hereto. The waiver or repeated waiver by either party hereto of any breach of any provision of this Agreement by the other party shall not be deemed a waiver of a future breach.

      6.5 The provisions of Sections 6, 7, 8 and 9 hereof shall survive any termination or expiration of this Agreement.

7.    Confidentiality

      7.1 Co-Packer shall regard as confidential and proprietary all of the information communicated to it by Buyer in connection with this Agreement (which information shall at all times be the property of Buyer). Co-Packer shall not, without Buyer's prior written consent, at any time (a) use such information for any purpose other than in connection with the performance of its obligations under this Agreement or (b) disclose any portion of such information to third parties, excluding Co-Packer's agents or subcontractors which are directly performing services for Co-Packer in connection with this Agreement. Co-Packer shall at the termination or expiration of this Agreement return to Buyer all such information which is in written or tangible form (including all copies, summaries and notes of the contents thereof).

            Notwithstanding the foregoing, Co-Packer's obligations pursuant to this Section 7.1 shall not apply to (i) information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of Co-Packer's breach, (ii) information that was known or otherwise available to Co-Packer prior to the disclosure by Buyer, (iii) information disclosed by a third party to Co-Packer after the disclosure by Buyer, if such third party's disclosure neither violates any obligation of the third party to Buyer nor is a consequence of Co-Packer's breach, (iv) information that Buyer authorizes in writing for release, (v) information which is independently developed by Co-Packer or (vi) information that is acquired by Co-Packer pursuant to the terms of the Asset Purchase Agreement.

      7.2 Buyer shall regard as confidential and proprietary all of the information communicated to it by Co-Packer in connection with this Agreement (which information shall at all times be the property of Co-Packer). Buyer shall not, without Co-Packer's prior written consent, at any time (a) use such information for any purpose other than in connection with the performance of its obligations under this Agreement or (b) disclose any portion of such information to third parties, excluding Buyer's agents or subcontractors which are directly performing services for Buyer in connection with this Agreement. Buyer shall at the termination or expiration of this Agreement return to Co-Packer all such information which is in written or tangible form (including all copies, summaries and notes of the contents thereof).

            Notwithstanding the foregoing, Buyer's obligations pursuant to this
Section 7.2 shall not apply to (i) information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of Buyer's breach, (ii) information that was known or otherwise available to Buyer prior to the disclosure by Co-Packer (other than as a result of Buyer's ownership of the Business prior to the date of this Agreement), (iii) information disclosed by a third party to Buyer after the disclosure by Co-Packer, if such third party's disclosure neither violates any obligation of the third party to Co-Packer nor is a consequence of Buyer's breach or (iv) information that Co-Packer authorizes, in writing, for release.

      7.3 Each of the parties hereto agrees that any breach of this Section 7 by such party, its employees, agents or subcontractors shall cause irreparable injury to the other party, that the other party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and, further, each party agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy.

8.    Guarantees and Indemnifications

      8.1 Co-Packer represents and warrants that it has delivered to Buyer an executed Continuing Guaranty in the form of Exhibit B hereto for all Product manufactured, processed and packaged for Buyer pursuant to this Agreement.

      8.2 Co-Packer shall indemnify Buyer for all claims, actions and other liabilities, including reasonable legal fees or other costs (collectively, "Losses"), that may be claimed, asserted or recovered against Buyer (i) by any person, firm or corporation on account of any actual or alleged damage to property, injury or death occurring to any person arising out of any obligation defaulted upon by Co-Packer under this Agreement (including any recalls of products), (ii) out of actual or alleged injury to person or property or death occurring to any Co-Packer employees, agents or any other individuals on Co-Packer's premises and (iii) for any negligent acts or omissions of Co-Packer employees or agents, in each case other than Losses arising from adherence to the Specifications and other than consequential damages or lost profits. Buyer shall indemnify Co-Packer for all Losses that arise from any complaints, claims or legal actions (a) alleging infringement of any letters patent, trademarks, copyrights or otherwise, resulting from the use of any packaging materials (including labels) or new Specifications for the Product, (b) brought by any governmental authority against or concerning the Product or (c) that in any way arise in connection with the quality of the Product (including a defect in any Product attributable to the Specifications relating thereto), except if such liability arises as a result of Co-Packer's breach of any of its obligations under this Agreement.

      8.3 In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand, made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party in writing of the Third Party Claim within ten (10) business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

      If a Third Party Claim is made against an Indemnified Party, the indemnifying party will be entitled to participate in the defense thereof and, upon notice to the Indemnified Party, to assume the defense thereof; provided that (i) the indemnifying party's counsel is reasonably satisfactory to the Indemnified Party, and (ii) the indemnifying party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such suit, action or proceeding. If the indemnifying party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof, but the indemnifying party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Whether or not the indemnifying party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent, which shall not be unreasonably withheld.

      Any payment pursuant to this Section 8.3 shall be made not later than thirty (30) days after receipt by the indemnifying party of written notice from the Indemnified Party stating that any Third Party Claim has been paid by any Indemnified Party and the amount thereof and the indemnity payment requested. Any payment not made when due shall accrue interest at the rate of one and one-half percent (1 1/2%) per month until paid in full.

      8.4 Notwithstanding anything herein to the contrary, in no event shall Co-Packer or Buyer be liable to the other party under any provision of this Agreement for any consequential, incidental or punitive damages or lost profits; provided, however, that Co-Packer shall be responsible for Buyer's cost of cover and any incidental damages incurred by Buyer in connection with any Defective Product.

      8.5 Co-Packer shall promptly notify Buyer, and Buyer shall promptly notify Co-Packer, if Co-Packer or Buyer, as the case may be, reasonably determines at any time, or is notified orally or in writing by any public authority, that any Product ("Designated Product") is or may be contaminated or adulterated or otherwise poses a health risk. In any such case, Buyer shall promptly follow all instructions delivered by Co-Packer with respect to: (i) public announcements regarding such Designated Product, (ii) recalls, withdrawals or seizures of such Designated Product and (iii) any other action reasonably requested by Co-Packer in connection with such Designated Product. Buyer shall pay all costs and expenses associated with any actions taken with respect to Designated Product pursuant to this Section 8.5; provided that payment of such costs and expenses by Buyer shall not be deemed to prejudice or otherwise affect Buyer's rights under Section 8.2 hereof.

9.    Miscellaneous

      9.1 With reasonable prior notice to Co-Packer and to the extent reasonably necessary to protect its rights under this Agreement, Buyer shall have the right
(a) to inspect only those areas of the Facilities where the Product is produced and stored during hours when the Product is being manufactured and (b) to review Co-Packer's manufacturing records pertaining to the Product during regular business hours. Representatives of Buyer shall be allowed access only to those areas of the Facilities where Product is situated for the purpose of inspecting the Product prior to delivery to Buyer. In addition, Co-Packer shall provide Buyer on a timely basis with copies of all written inspection reports relating to the Facilities which are issued to Co-Packer by the U.S. Food and Drug Administration or any state or local food and drug or similar agency (but only to the extent such reports relate to the Product).

      9.2 If Co-Packer is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion, or other causes beyond the reasonable control of Co-Packer or other acts of God, then upon written notice to Buyer, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability. Co-Packer shall make all reasonable efforts to remove such disability within thirty (30) days of giving notice of such disability. If the disability continues for more than ten (10) days after the cessation of the reason for such disability, Buyer shall have the right to terminate this Agreement, and neither party shall thereafter have any further rights or obligations hereunder, except as set forth in Section 6. During said period, Buyer may seek to have its needs, which would otherwise be met hereunder, met by others without liability to Co-Packer hereunder.

      9.3 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

      9.4 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      9.5 This Agreement and any rights and obligations hereunder shall not be assignable or transferrable by either party (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of either party), without the prior written consent of the other party, provided that, without the consent of the other party, either party may assign its rights hereunder (i) to one or more wholly owned subsidiaries of such party upon written notice of such assignment to the other party, (ii) to either party's secured lenders as collateral to secure indebtedness of such party or
(iii) in connection with the sale of all or substantially all of the assets of the Business to any unaffiliated third party (regardless of the form of transaction) (it being understood, however, that no such assignment shall limit or otherwise affect the assigning party's obligations hereunder).

      9.6 This Agreement and the Asset Purchase Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

      9.7 No alleged waiver, modification or amendment to this Agreement or the Exhibits hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically the provision hereof alleged to be waived, modified or amended.

      9.8 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

            If to Buyer:     Kraft Foods, Inc.
                             Three Lakes Drive
                             Northfield, IL  60093
                             Attention: General Counsel
                             Telecopy No.: (847) 646-2950

            with a copy to:  Kraft Foods, Inc.
                             Three Lakes Drive
                             Northfield, Illinois 60093
                             Attention: Theodore Banks
                                        Associate General Counsel
                             Telecopy No.: (708) 646-4431

            If to Co-Packer: Aurora Foods Inc.
                             445 Hutchinson Avenue, Suite 960
                             Columbus, Ohio 43235
                             Attention:  President
                             Telecopy No.: (614) 436-6655

            with a copy to:  Dartford Partnership, L.L.C.
                             456 Montgomery Street, Suite 2200
                             San Francisco, California 94133
                             Attention: Ian Wilson
                             Telecopy No.: (415) 982-3023

            Either party may change its mailing address by written notice to the other party in accordance with this Section 9.8.

      9.9 The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege, or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

      9.10 Nothing contained herein shall be deemed or construed to create any partnership or joint venture between Buyer and Co-Packer. All activities by Co-Packer under the terms of this Agreement shall be carried on by Co-Packer as an independent contractor and not as an agent for or employee of Buyer. Under no circumstances shall any employee of Co-Packer be deemed or construed to be an employee of Buyer.

      9.11 Buyer shall pay all sales, revenue, excise or other federal, state or local taxes payable with respect to any purchase or shipment of Product hereunder, excluding franchise, ad valorem, or income taxes of Co-Packer. In lieu of sales taxes, Buyer may provide Co-Packer with an appropriate sales tax exemption certificate acceptable to the relevant taxing authority.

      9.12 The headings and captions contained in this Agreement and any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation."

      9.13 This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

      9.14 Any dispute between the parties hereto arising under or in connection with this Agreement shall be settled exclusively by negotiation or arbitration in accordance with the provisions of Section 30 of the Asset Purchase Agreement.

                                  *  *  *  *  *

            IN WITNESS WHEREOF, the parties hereto have duly executed this Excluded Business Co-Pack Agreement as of the date and year first written above.

                                     KRAFT FOODS, INC.


                                     BY:       /s/ William J. Eichar
                                              -------------------------------
                                              Title: Vice President

                                     AURORA FOODS INC.
                                     (formerly MBW FOODS INC.)


                                     BY:       /s/ James B. Ardrey
                                              -------------------------------
                                              Title: Executive Vice President

                                    EXHIBIT A

                                     PRODUCT

            Product Number                          Product Description
            --------------                          -------------------
--------------------------------------------------------------------------------
                 06476                         100/2oz Kraft Syrup SSCups
--------------------------------------------------------------------------------
                 07852                           4/1 gallon Kraft Syrup
--------------------------------------------------------------------------------
                 06510                        100/1.4oz Kraft Syrup SSCups
--------------------------------------------------------------------------------
                000360                            Log Cabin Reg 24/12oz
--------------------------------------------------------------------------------
                000370                            Log Cabin Reg 12/24oz
--------------------------------------------------------------------------------
                000390                            Log Cabin Reg 9/36oz
--------------------------------------------------------------------------------
                000530                           Log Cabin Lite 12/12oz
--------------------------------------------------------------------------------

                                    Exhibit B

                               CONTINUING GUARANTY

                                Kraft Foods, Inc.

                                Gentlemen/Ladies:

      The undersigned hereby guarantees the article or articles comprising each shipment or other delivery of Product (as defined in the Excluded Business Co-Pack Agreement, dated as of the date hereof, by and between you and the undersigned (the "Excluded Business Co-Pack Agreement")), hereafter made by the undersigned to you, or on your order, or to or on the order of any subsidiary or affiliated company of yours, as of the date of each shipment or delivery, to be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, and not an article which may not, under the provisions of Section 404 or 505 of the Act, be introduced into the Interstate Commerce, and to be not adulterated or misbranded within the meaning of the statutes of any state of the United States.

      The undersigned further agrees that the above guaranty shall apply to all Product which it shall sell to you hereafter pursuant to the terms of the Excluded Business Co-Pack Agreement.
Dated this 1st day of July, 1997.

                                  AURORA FOODS INC.
                                  formerly MBW FOODS INC.
                                  445 Hutchinson Avenue, Suite 960
                                  Columbus, Ohio 43235


                                  By:
                                          ---------------------------------


                                  Name:
                                          ---------------------------------


                                  Title:
                                          ---------------------------------